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                                                            EXHIBIT 10(e)


                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 15th day of January, 1996, by and between Interstate General Company L.P., a Delaware limited partnership (the "Company"), and Gregory G. Kreizenbeck.

     In consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

                                   RECITALS
     WHEREAS, the Company and the President/COO entered into an Employment Agreement dated as of March 1, 1994 and amended by a First Amendment thereto dated as of March 1995 (the "Prior Agreement"); and

     WHEREAS, in connection with a promotion of the President/COO, the Company and the President/COO wish to amend and restate the Prior Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree to be bound by the following terms and conditions:

I.   POSITION AND AUTHORITY

     Gregory G. Kreizenbeck (the "President/COO") will hold the title of President and Chief Operating Officer of the Company and President of Interstate General Management Corporation ("IGMC"). The President/COO shall report to the Chief Executive Officer of the Company and the Board of Directors of IGMC (the "Board of Directors"). The extent of the President/COO's authority to act on behalf of the Company is set forth in a document entitled "Delegation of Authority to the President and Chief Operating Officer," which is attached hereto as Exhibit A, and which may be amended from time to time subject to approval by the Board of Directors.

II.  TERM

     The term of employment of the President/COO by the Company hereunder (the "Term") shall begin on January 1, 1996, and shall expire, unless renewed, on December 31, 1998. Following expiration of this Agreement at the end of the Term, the Company shall continue to pay the President/COO as a severance benefit an amount equal to his base salary over a two-year period commencing upon expiration of the Term. However, notwithstanding the Term, the President/COO's employment may terminate prior to expiration of the Term if one or more of the following circumstances occur:

     A. If the President/COO dies or becomes Disabled (as defined below) the President/COO's employment and this Agreement shall terminate automatically upon such date of death or Disability. In the event the President/COO dies during the term of this Agreement, the President/COO's estate shall be entitled to Company benefits per Company policies and procedures, including life insurance benefits, plus an amount equal to six (6) months of the President/COO's base salary payable in accordance with the terms hereof. In the event that the President/COO becomes Disabled during the term of this Agreement, during the six (6) months following the date he becomes Disabled,

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the Company shall pay the President/COO an amount, if any, which when added to any other disability benefits to be received by the President/COO during such period under the Company's benefit plans, would equal six (6) months of the President/COO's base salary. For purposes of this Agreement, the President/COO shall become "Disabled" at such time as the President/COO has a physical or mental condition, verified by a physician designated by the Company, which in the judgment of the Board of Directors prevents the President/COO from carrying out one or more of the material aspects of his assigned duties for at least 270 consecutive days and termination of President/COO's employment on such grounds would not be in violation of the Americans with Disabilities Act or other applicable law. The President/COO agrees, upon request of the Board of Directors, at a time convenient to the President/COO during a 30-day period designated by the Board of Directors, to submit to any medically reasonable examination by a physician designated by the Company.

     B. The Company may, at its election, terminate the President/COO's employment and this Agreement for cause. For purposes hereof, "cause" shall be defined as (1) conviction of a felony, other crime involving theft or fraud, or other crime of moral turpitude involving the Company, and/or (2) engaging in fraud or conduct with the intent of causing substantial harm to the Company.
In the event the Company elects to terminate the President/COO's employment for cause, such termination may be made effective immediately, and no advance notice shall be required. The decision to terminate the President/COO's employment for cause must be approved by the Board of Directors.

     C. Either the President/COO may elect to terminate the employment relationship or the Company may elect to terminate such employment without cause. In such a case, advance written notice of termination shall be delivered by the terminating party to the non-terminating party at least ninety
(90) days prior to the date of termination. In addition, if the Company terminates the employment without cause or the President/COO terminates the employment for a Good Reason (defined below), the Company agrees (1) to continue paying the President/COO his base salary for a two-year period commencing on the date such written notice of termination is delivered to the non-terminating party, and (2) to pay his reasonable moving expenses within the continental United States to the extent not paid by his new employer. The decision to terminate the President/COO's employment without cause must be approved by the Board of Directors.

     For purposes of this section II.C., the President/COO shall have terminated the employment for a Good Reason if:

     (a) the President/COO terminates the employment relationship within 2 years following the occurrence of (i) a transaction or series of transactions which result in the transfer of fifty percent (50%) or more of the current voting control of the Company; or (ii) a transfer of all or substantially all of the assets of the Company or the merger of the Company into another entity other than an entity the voting control of which is held by the Wilson family; or

     (b) the President/COO terminates the employment relationship within 6 months following the occurrence of (i) the Company materially reducing, diminishing, terminating or otherwise impairing the President/COO's duties, titles and/or responsibilities without the President/COO's consent, or without cause; (ii) the Company instructing the President/COO despite his written objection delivered to the Board of Directors to take any action which is in violation of any law, ordinance or regulation or would require any act of

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          dishonesty or moral turpitude; or (iii) the Company committing a material breach of any of the provisions of this Agreement.

     D. After termination of employment, regardless of the ground or basis therefor, the Company shall pay the President/COO any accrued benefits to which he is entitled (including unpaid bonus, if any, for performance by the President/COO of the preceding completed year) according to Company policies and procedures.

III. COMPANY RULES AND REGULATIONS

     The President/COO agrees to comply with all directives of the Board of Directors and the Chairman of the Board/Chief Executive Officer and all written rules, policies, and regulations of the Company, including, but not limited to, those set forth in the Employee Handbook, and to carry out and perform such directives, policies, and mandates of the Company as set forth herein. In the event of an express conflict between the terms of this Agreement and the written rules, policies, and regulations of the Company, as set forth in the Employee Handbook the terms of this Agreement shall govern.

IV.  LOCATION OF EMPLOYMENT

     The President/COO's office location will be at the Company's principal executive offices which currently are in St. Charles, Maryland.

V.   DUTIES AND RESPONSIBILITIES

     A. The President/COO's duties and responsibilities associated with his position with the Company are set forth in a document entitled "Job Description," which is attached hereto as Exhibit B and which may be amended from time to time subject to approval by a vote of the Board of Directors.

     B. The President/COO agrees to devote his entire professional time, energy, and ability to the proper and efficient performance of professional services for the Company. Without the prior express written authorization of the Company, the President/COO shall not, directly or indirectly, during his employment with the Company render services of a professional nature to any other person or firm whether for compensation or otherwise.

     C. During the period of his employment hereunder, and for a period of three (3) years thereafter, the President/COO shall not, without the written consent of the Board of Directors or a person authorized by the Board of Directors, disclose to any person other than as required by law or court order, or other than to an authorized employee of the Company or its affiliates, or to a person to whom disclosure is necessary or appropriate in connection with the performance by the President/COO of his duties as an executive of the Company (e.g., disclosure to the Company's or its affiliates' outside accountants or bankers of financial data properly requested by such persons and approved by an authorized officer of the Company), any confidential information obtained by him while in the employ of the Company with respect to any of the Company's or its affiliates' products, services, customers, suppliers, marketing techniques, methods or future plans; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the President/COO) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. The President/COO shall be allowed to disclose confidential information to his attorney solely for the purpose of ascertaining whether such information is

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confidential within the intent of this Agreement; provided, however, that the
President/COO (a) discloses to his attorney the provisions of this subsection C and (b) agrees not to waive the attorney-client privilege with respect thereto.

     D. While the President/COO is employed by the Company hereunder, the President/COO shall use his best efforts to make available to the Company business opportunities that come to his attention or to the attention of persons (other than natural persons) under his control.

     E. While the President/COO is employed by the Company hereunder and for a period of two (2) years thereafter (the "Non-Compete Period"), the President/COO agrees that he shall not compete with the Company or any of its affiliates without the prior written consent of the Board of Directors. For purposes of this Agreement, the term "compete" shall mean (i) participating as a more than five (5%) percent stockholder, an officer, a director, an employee, a partner, an agent, a consultant, or in any other individual or representative capacity in any business entity engaged in the business of scattered site home building in the same metropolitan statistical area or rural statistical area in which the Company or any of its affiliates is engaged in such business during the non-compete period (unless the President/COO's duties, responsibilities and activities including supervisory activities, for or on behalf of such business entity are not related to home building); or (ii) employing or soliciting for employment any employees of the Company or any of its affiliates. In the event the restrictions against engaging in a competitive activity contained in this subsection E shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, this subsection E shall be interpreted to extent only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The President/COO acknowledges that a breach of the restrictions against engaging in a competitive activity contained in this subsection E may cause irreparable damage to the Company or its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the President/COO and the Company agree that if the President/COO breaches the restrictions against engaging in a competitive activity contained in this subsection E, then the Company or its affiliates shall be entitled to equitable relief, including but not limited to injunctive relief, without posting bond or other security.

VI.  COMPENSATION

     The President/COO shall be compensated by the Company with an annual base salary of $287,500 payable semi-monthly. The President/COO's compensation will be reviewed for modification on an annual basis and will be reviewed for modification by March 1, 1996, with any modification to be made retroactive to January 1, 1996. The Board of Directors (excluding Company management personnel, but including the Chief Executive Officer) will evaluate the President/COO's performance on an annual basis and discuss its evaluation with the President/COO by no later than the end of April of each year commencing in 1996.

VII. FRINGE BENEFITS

     In addition to the compensation as defined above, the President/COO shall be entitled to the following fringe benefits:


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     A.   The President/COO shall be eligible to participate in the Company's health plans and life and disability insurance programs available to senior executive employees in accordance with the terms and provisions thereof.

     B. The President/COO will be eligible to participate in all other employee benefits available to senior executive employees including vacations, retirement plans, bonus plans (including a Bonus Plan substantially as summarized in Exhibit C hereto to be submitted to the Board of Directors), and equity-based incentive compensation plans in accordance with the terms and provisions thereof.

     C. The President/COO's position requires business and social entertainment to advance the Company's business and image in the market place. Accordingly, during the term of this Agreement the Company shall pay all of the President/COO's country club dues and initiation membership fees to a country club selected by the President/COO and not disapproved by the Board of Directors.

     D. The President/COO's position requires continuing education and idea exchanges to keep abreast with emerging trends. Accordingly, during the term of this Agreement the Company shall pay all of the President/COO's dues and membership fees to the Young Presidents Organization (YPO) (or comparable organization following retirement from YPO) up to a maximum of $20,000 per year.

     E. Upon commencement of the employment relationship, the Company will provide the President/COO with a middle-of-the-line automobile, such as a Ford Explorer, Buick Park Avenue, etc. The Company shall bear all costs and expenses, such as insurance premiums and necessary repairs, associated with this automobile. Upon termination of the employment relationship, the President/COO shall return the automobile to the Company or, if such automobile is owned by the Company, the President/COO may purchase such automobile from the Company for a price equal to its current fair market value determined by reference to a nationally published reference of used car values. If such automobile is leased by the Company, upon termination of the employment relationship and request of the President/COO, the Company will use reasonable efforts to transfer the lease, to the extent permitted thereunder, to the President/COO.

     F. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the President/COO or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied.

VIII.     INDEMNIFICATION

     The Company agrees to indemnify the President/COO, with respect to his performance of his duties described herein, to the maximum extent permitted by law, subject to the terms of the Third Amended and Restated Limited Partnership Agreement of the Company.




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IX.  ARBITRATION

     A. Any dispute or controversy arising between the President/COO and the Company relating to this Agreement shall be submitted to private, binding arbitration, upon the written request of either the President/COO or the Company, before a panel of three arbitrators, under the administration of and in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). In the event of such dispute or controversy, the Company and the President/COO shall independently and simultaneously select and identify one arbitrator each, both of whom must have no past or present familial or business relationships with the parties and must possess expertise in the area of compensation of senior management employees in the real estate industry. In the event that a party has not selected its arbitrator within 60 days of initiation of the arbitration, the AAA shall select such arbitrator. These two arbitrators shall jointly agree upon and select a third arbitrator who also possesses such credentials. These three arbitrators shall hear and decide the dispute or controversy by majority vote, and their decision and award shall be final and conclusive upon the parties, and their heirs, administrators, executors, successors, and assigns. The arbitrators shall have no power or authority to add to, subtract from, or otherwise modify the terms of this Agreement. Wherever the Commercial Arbitration Rules of the AAA conflict with the procedures set forth in this section, the terms of this section shall govern. The President/COO and the Company agree that the arbitration must be initiated by personally delivering a statement of claim to the AAA and to the party against whom the claim is asserted no later than ninety (90) days after the basis of the claim becomes known, or reasonably should have been known or discovered, by the party asserting the claim. In the event arbitration is not initiated within such ninety (90) day period, such claim, dispute, or controversy shall be irrevocably time-barred. A judgment based upon such arbitration award may be entered in any court having jurisdiction thereof.

     B. Notwithstanding the foregoing, any action brought by the Company seeking a temporary restraining order, temporary and/or permanent injunction, and/or a decree of specific performance of the terms of this Agreement may be brought in a court of competent jurisdiction without the obligation to proceed first to arbitration.

X.   ASSIGNABILITY AND BINDING EFFECT

     The President/COO may not assign this Agreement, or any obligation or rights hereunder, to any other person or entity without the express written consent of the Company. This Agreement shall be binding upon the President/COO and his heirs, executors, administrators, and successors.

XI.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Delaware (excluding the choice-of-law rules thereof).

XII. CAPTIONS

     All captions contained in this Agreement are for convenience only and in no way define or describe the intent of the parties or specific terms hereof.





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XIII.     SEVERABILITY

     If any provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions shall not be affected thereby.

XIV. ENTIRE AGREEMENT

     Except for the Amended and Restated Unit Appreciation Rights Agreement dated as of March 1995, as amended by the first amendment thereto of even date herewith, this Agreement contains the entire agreement between the parties relating to the subject matter hereof. All prior negotiations or stipulations concerning any matter which preceded or accompanied the execution hereof are conclusively deemed to be superseded hereby.

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the President/COO and such officer or director as may be specifically designated by the Board of Directors.

XV.  NOTICES; MISCELLANEOUS

     For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be duly given when delivered by hand or facsimile transmission or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:

          Interstate General Company L.P.
          222 Smallwood Village Center
          St. Charles, Maryland  20602
          Attention:  James J. Wilson

     If to the President/COO:

          Mr. Gregory G. Kreizenbeck
          7460 Sedwick Court
          St. Leonard, Maryland  20685

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.















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     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first set forth below, and the parties represent that they have the capacity and authorization, whether it be personal or by the Board of Directors of the managing general partner of the Company, to execute this Agreement.

                         INTERSTATE GENERAL COMPANY L.P.

                         BY: INTERSTATE GENERAL MANAGEMENT CORPORATION, its managing general partner



Date:  January 18, 1996       /s/ James J. Wilson
       ----------------       ----------------------------------------
                              By:  James J. Wilson
                                   President


Date:  January 18, 1996       /s/ Gregory G. Kreizenbeck
       ----------------       ----------------------------------------
                              Gregory G. Kreizenbeck